Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-191641) pertaining to the 2013 Equity Incentive Award Plan of Pattern Energy Group Inc., of our report dated February 28, 2014, with respect to the consolidated financial statements and schedule of Pattern Energy Group Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

San Francisco, California

February 28, 2014